                                                                    EXHIBIT 3.01

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        SALEM COMMUNICATIONS CORPORATION

          (Pursuant to Sections 242 and 245 of the General Corporation
                          Law of the State of Delaware)
--------------------------------------------------------------------------------


        Salem Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        A. The Corporation's original Certificate of Incorporation was filed under the name Salem Communications Corporation with the Secretary of State of the State of Delaware on September 20, 1993.

        B. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") restates and amends the Certificate of Incorporation of the Corporation.

        C. This Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the state of Delaware.

        D. The text of the Certificate of Incorporation is amended hereby and restated to read in full as set forth herein:

        FIRST: The name of the corporation is Salem Communications Corporation.

        SECOND:The registered office of the Corporation in the State of Delaware is located at 9 East Loockerman Street, County of Kent, City of Dover, State of Delaware 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

        THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:

                4.1 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Ten million (110,000,000) shares consisting of (a) Eighty million (80,000,000) shares of Class A Common Stock, par value of one cent ($.01) per share (the "Class A Common Stock"), (b) Twenty million (20,000,000) shares of Class B Common Stock, par value of one cent ($.01) per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") and (c) Ten million (10,000,000) shares of undesignated preferred stock, par value of one cent ($.01) per share.

                4.2 Provisions Relating to the Common Stock.

                        (a) General. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

                        (b) Dividends. The holders of the Common Stock shall be entitled to participate ratably, on a share-for-share basis as if all shares were of a single class, in such dividends, whether in cash, stock or otherwise, as may be declared by the Board of Directors from time to time out of funds of the Corporation legally available therefor; provided, however, that any dividends payable in shares of Common Stock (or payable in rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into or exchangeable for shares of Common Stock) shall be declared and paid at the same rate on each class of Common Stock and only in shares of Class A Common Stock (or rights to subscribe for or to purchase shares of Class A Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class A Common Stock) to holders of Class A Common Stock and in shares of Class B Common Stock (or rights to subscribe for or to purchase shares of Class B Common Stock or securities or indebtedness convertible into or exchangeable for shares of Class B Common Stock) to holders of Class B Common Stock.

                        (c) Voting.

                                (i) The holders of Class A Common Stock and
Class B Common Stock shall vote together as a single class with respect to all matters submitted to a vote of stockholders with each such holder having the number of votes specified in subparagraph (ii) below, except

                                    (A) with respect to the election of
directors, which shall be governed by subparagraphs (iii) and (iv) below,

                                    (B) with respect to certain interested party
transactions, which shall be governed by subparagraph (v) below,

                                    (C) with respect to certain Going Private
Transactions, which shall be governed by subparagraph (vi) below, and

                                    (D) as otherwise provided by law.

                                (ii) The Class A Common Stock shall entitle the
holders thereof to one vote per share. The Class B Common Stock shall entitle the holders thereof to ten (10) votes per share.

                                (iii) The holders of Class A Common Stock and
Class B Common Stock, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than the Class A Directors elected pursuant to subparagraph (iv) below) with each share of Class A Common Stock and each share of Class B Common Stock entitling the holder thereof to the number of votes specified in subparagraph (ii) above.

                                (iv) The Board of Directors shall appoint the
initial Class A Directors. Commencing with the first annual meeting of stockholders after completion of an IPO, the holders of Class A Common Stock shall be entitled by class vote, exclusive of all other stockholders, to elect two directors of the Corporation (the "Class A Directors") with each share of Class A Common Stock entitling the holder thereof to one (1) vote per share; provided, each director elected pursuant to this subparagraph must be an Independent Director (as hereinafter defined).

                                (v) The holders of Class A Common Stock and
Class B Common Stock shall vote together as a single class, with holders of both classes of Common Stock entitled to one vote per share, in any vote to approve the acquisition of the stock or assets of another company if any director, officer or holder of 10% or more of the shares of any class of voting stock of the Company has an interest, directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction.

                                (vi) The holders of Class A Common Stock and
Class B Common Stock shall vote together as a single class, with holders of both classes of Common Stock entitled to one vote per share, in any vote to approve a Going Private Transaction involving the Corporation and the Initial Holders.

                                (vii) Nothing in subparagraphs (v) or (vi) above
shall require a vote of the stockholders when not otherwise required under applicable law.

                        (d) Conversion.

                                (i) Automatic Conversion. Subject to any
necessary approval of the FCC, each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock for no additional consideration upon its sale, gift or other transfer, voluntary or involuntary, to a party other than a Permitted Transferee (an "Event of Automatic Conversion").

                                (ii) Voluntary Conversion. Subject to any
necessary approval of the FCC, the shares of Class B Common Stock shall be convertible in whole or in part at any time at the option of the holder or holders thereof, into an equal number of fully paid and non-assessable shares of Class A Common Stock, for no additional consideration.

                                (iii) Automatic Conversion Procedure. Promptly
upon the occurrence of an Event of Automatic Conversion (as defined in subparagraph (i) above), the holder of the shares of Class B Common Stock being converted shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Common Stock, and shall give written notice to the Corporation, at its office:
(A) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in subparagraph (i);
(B) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion); (C) identifying the number of shares of Class B Common Stock being converted; and (D) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock being converted shall obligate the Corporation to issue one or more certificates representing the shares of Class A Common Stock to be issued upon such conversion. To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date and time on which the Event of Automatic Conversion occurred (such date and time being the "Automatic Conversion Time"). To the extent an Event of Automatic Conversion shall require the approval of the FCC, the Automatic Conversion Time shall be such time and date as the order of the FCC approving such event shall become a Final Order (as hereinafter defined). The person entitled to receive the Class A Common Stock issuable upon an Event of Automatic Conversion shall be treated for all purposes as the record holder of such Class A Common Stock at and as of the Automatic Conversion Time, and the right of such person as a holder of shares of Class B Common Stock, shall cease and terminate at and as of the Automatic Conversion Time, in each case without regard to any failure by the holder to deliver the certificate or the notice required by this subparagraph (iii).

                                (iv) Voluntary Conversion Procedure. At the time
of a voluntary conversion pursuant to subparagraph (ii) above or, in the event such conversion requires the consent of the FCC, at the time the FCC order approving such a conversion becomes a Final Order, the holder or holders of Class B Common Stock, shall deliver to the office of the Corporation or any transfer agent for the Common Stock (A) the certificate or certificates representing the shares of Class B Common Stock, to be converted, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, and (B) written notice to the Corporation stating that such holder or holders elect(s) to convert such share or shares and stating the name and addresses in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the time and date when such delivery is made to the Corporation or the transfer agent of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time.

                                (v) Issuance of Conversion Shares. As promptly
as practicable following any holder's conversion of shares of Common Stock, the Corporation shall issue and deliver to the converting holder or to such holder's transferee, as the case may be, (A) one or more certificates (as such holder may request) evidencing the shares of Common Stock issuable in respect of the applicable conversion and (B) if the certificates surrendered by the converting holder evidence more shares of Common Stock than the holder has elected to convert or that automatically have been converted, as the case may be, one or more certificates (as such holder may request) evidencing the shares of Common Stock which have not been converted. Pending the issuance and delivery of the foregoing certificates, the certificate or certificates evidencing the shares of Common Stock that have been surrendered for conversion shall be deemed to evidence the shares of Common Stock issuable upon such conversion.

                                (vi) Dividends on Converted Shares. Any
dividends declared and not paid on shares of Common Stock prior to their conversion as provided above shall be paid, on the payment date, to the holder or holders entitled thereto on the record date for such dividend payment, notwithstanding such conversion; provided, however, that such holder or holders shall not be entitled to receive the corresponding dividends declared but not paid on the shares of Common Stock issuable upon such conversion.

                        (e) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversions provided for herein, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversions provided for herein and shall take all such corporate action as may be necessary to assure that such shares of Class A Common Stock shall be validly issued, fully paid and non-assessable upon conversion of all of the outstanding shares of Class B Common Stock; moreover, if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversions provided for herein, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

                        (f) Adjustments for Stock Splits and Stock Dividends. The Corporation shall treat the shares of Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Class A Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock).

                        (g) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full, and subject to any prior and superior rights of the holders of shares ranking senior to the Common Stock upon liquidation, dissolution or winding-up, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation. For the purposes of this paragraph (g), neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer, or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

                        (h) Reissue of Shares. Shares of Class B Common Stock that are converted into shares of Class A Common Stock, as provided herein, shall be retired and canceled and shall not be reissued.

                        (i) Definitions. Capitalized terms used in this Amended and Restated Certificate of Incorporation and not otherwise defined are used with the meanings set forth below.

                "Affiliate" shall have the same meaning as such term has under Rule 12b-2 of the Exchange Act.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                "FCC" shall mean the Federal Communications Commission.

                "Final Order" shall mean an order, action or decision of the FCC (without the inclusion of any material adverse conditions not customarily imposed with respect to such orders, actions or decisions) (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) with respect to which (A) no timely request has been filed for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion has expired or (B) in the event of review, reconsideration, or appeal, such review, reconsideration, or appeal has been denied and the time for requesting further review, reconsideration, appeal or for further FCC review on its own motion has expired.

                "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 transaction," as such term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act; provided, however, that the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined in this Amended and Restated Certificate of Incorporation.

                "Independent Director" shall mean a person who is not (apart from such directorship) an officer, employee, Affiliate, agent, principal stockholder, consultant or partner of the Corporation or its subsidiaries or Affiliates, and who does not otherwise have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

                "Initial Holder" shall mean Edward G. Atsinger III, Stuart W. Epperson, or Nancy A. Epperson.

                "IPO" shall mean a firm commitment underwritten public offering of Class A Common Stock for cash pursuant to a registration statement under the Securities Act of 1933 where the aggregate proceeds to the Company (prior to deducting any underwriters' discounts and commissions from such offering) exceed $100 million.

                "Permitted Transferee" shall mean:

                                (i) An Initial Holder and the spouse, child or
grandchild of an Initial Holder;

                                (ii) A revocable grantor trust funded by an
Initial Holder;

                                (iii) A trust for the benefit of one or more of
the persons described in (i) above, as long as the trustee of the trust is one of the persons described in (i) above.

                4.3 Provisions Relating to the Undesignated Preferred Stock.

                        (a) Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                        (b) Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

                4.4 General.

                        (a) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                        (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

        FIFTH: The number, classification, and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as stated in the Corporation's By-laws.

        SIXTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remain with citizens of the United States and/or corporations formed under the laws of the Unites States or any of the states of the United States, as required by the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"):

                        (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) to exceed 25% of (A) the total number of all shares of such capital stock outstanding at any time and from time to time or (B) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens (or for or by the account of Aliens) exceeding such 25% limits.

                        (b) No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the Corporation in violation of this subsection (b) shall be prohibited.

                        (c) The Board of Directors shall have all powers necessary to implement the provisions of this Article SIXTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act, including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition, including placing a legend regarding restrictions on foreign ownership of the capital stock on certificates representing such capital stock.

                        (d) Without limiting the generality of the foregoing and notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

                                (i) the redemption price of the shares to be
redeemed pursuant to this Article SIXTH shall be equal to the lower of (A) the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith, and (B) such Alien's purchase price for such shares;

                                (ii) the redemption price of such shares may be
paid in cash, securities or any combination thereof;

                                (iii) if less than all the shares held by Aliens
are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

                                (iv) at least 10 days' written notice of the
redemption date shall be given to the holders of record of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed duly endorsed in blank or accompanied by duly executed proper instruments of transfer;

                                (v) from and after the redemption date, the
shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on capital stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thereafter shall be entitled only to receive the cash or securities payable upon redemption; and

                                (vi) such other terms and conditions as the
Board of Directors shall determine. For purposes of this Article SIXTH, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3 under the Exchange Act.

        SEVENTH:

                7.1 The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article SEVENTH is in effect. Any repeal or amendment of this Article SEVENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article SEVENTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

                7.2 The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                7.3 Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article SEVENTH shall extend to proceedings involving the negligence of such Person.

                7.4 As used herein, the term "proceeding" means any threatened, pending, or completion action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

        EIGHTH:A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article EIGHTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

        NINTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.

        TENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the bylaws of the Corporation.

        IN WITNESS WHEREOF, said Salem Communications Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Eric H. Halvorson this 31st day of March, 1999.

                                            SALEM COMMUNICATIONS CORPORATION



                                            By: /s/ ERIC H. HALVORSON
                                                --------------------------------
                                                Eric H. Halvorson
                                                Executive Vice President